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LONE STAR INDUSTRIES, INC.
SCHEDULE X - SUPPLEMENTARY INCOME STATEMENT INFORMATION
FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
(In Thousands)



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                                                     1993         1992         1991



1.  Maintenance and repairs                         $27,932      $28,263      $30,222


2.  Taxes, other than payroll and
       income taxes:

        Social Security                              $3,369       $3,102       $3,764
        Other Taxes                                   2,864        2,812        2,425
                                                     $6,233       $5,914       $6,189




                                               98


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